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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[_]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[X]  Soliciting Material under Rule 14a-12

                             PRIMIX SOLUTIONS INC.
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               (Name of Registrant as Specified in its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (3) Filing Party:

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     (4) Date Filed:

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FOR MORE INFORMATION CONTACT:

Investor Relations
Primix Solutions Inc.
617-923-6500
investor@primix.com

Filed by Primix Solutions Inc.
Pursuant to Rule 14a-12 of Regulation 14A of the Securities Exchange Act of 1934
Subject Company: Primix Solutions Inc.
Commission File No. 0-20789


                     PRIMIX ANNOUNCES THIRD QUARTER RESULTS,
             PROPOSED SALE OF NORTH AMERICAN OPERATIONS TO BURNTSAND

WATERTOWN, MA - NOVEMBER 14, 2001 - Primix Solutions Inc. (NASDAQ: PMIX) today announced financial results for the quarter ended September 30, 2001. Revenue for the third quarter of 2001 was $4,200,000, compared to $6,726,000 for the third quarter of 2000. Pro-forma net loss (earnings before interest, taxes, depreciation, amortization of intangibles, and stock compensation charges) for the quarter was $524,000 ($.03 per share), compared to a pro-forma net loss of $1,931,000 ($.13 per share) in the third quarter of 2000. Net loss for the third quarter of 2001 was $1,712,000 ($.10 per share) versus a net loss of $2,455,000 ($.16 per share) for the comparable prior year period.

"The third quarter was another difficult one for our industry," said Lennart Mengwall, Chairman and Chief Executive Officer of Primix. "While our North American business appears to have stabilized, our Scandinavian business continues to be challenged by a worsening economic climate."


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                                    - more -

"We are concerned that the scale of our business overall may be insufficient to support the liabilities present on our balance sheet. Given this, the capital market's reluctance to support companies in the e-services space, and ongoing uncertainty around the timing of a market recovery, we have decided to divest our North American regional operation in a sale we expect to complete in the near future. We believe this transaction will maximize shareholder value, promote the continued success of delivery efforts to our valued clients, and provide additional security to our loyal and capable employees."

The company outlined terms of the proposed sale of its North American operations to Canada-based systems integrator Burntsand, Inc. (Toronto: BRT.TO) in exchange for approximately $7 million in cash. These operations will continue to be led by Martin Glover, who will assume the title of Vice President, New England at Burntsand, and are expected to include a total of approximately 80 people and 60 billable consultants along with certain assets necessary to support the New England business. These assets, expected to total approximately $3 million, will be assumed by Burntsand along with approximately $3 million of liabilities. The transaction is scheduled to close late in December or early in January, subject to the satisfaction of conditions to closing set forth in the definitive purchase agreement, including the approval of the Primix shareholders.

"We will use the cash from this transaction to retire existing debt," continued Mr. Mengwall. "Having improved our balance sheet, we will focus on paring our general and administrative expenses to the absolute minimum while working to optimize the value and liquidity of the shareholders' remaining assets."

"Finally, I would like to acknowledge the dedication and hard work of our president, Michael D. Troiano, who will be leaving with our best wishes and sincere gratitude. At the direction of the Primix Board of Directors I will assume the role of president in addition to my other duties, effective immediately."


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                                    - more -

ABOUT PRIMIX

Primix is a professional services firm dedicated to helping clients improve their business results through the application of Internet, wireless and broadband technology. The Company brings together strategic, technical, design and branding professionals to build practical, customized, results-driven solutions for clients including A.T. Cross, Bose Corporation, Citibank, Computerworld, Ericsson, Genzyme, Joslin Diabetes Center, Kemper Insurance, Lucent Technologies, Pergo, Rockwell Collins, and Waters Corporation. Primix is headquartered just outside Boston, Massachusetts, and operates regional offices in New York, Sweden and Denmark. Additional information about the Company, its approach, clients and service offerings may be found at http://www.primix.com. You may also e-mail info@primix.com or call 617-923-6500.

                                      # # #

STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL INFORMATION, SHOULD BE CONSIDERED FORWARD-LOOKING AND SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS ARE MADE BASED ON MANAGEMENT'S BELIEF AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT PURSUANT TO THE 'SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. PRIMIX SOLUTIONS' ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE COMPANY'S ABILITY TO SATISFY THE CONDITIONS TO CLOSING THE BURNTSAND TRANSACTION, THE COMPANY'S ABILITY TO MAINTAIN ITS CURRENT CREDIT FACILITY, THE COMPANY'S ABILITY TO RAISE ADDITIONAL FUNDS ON A TIMELY BASIS TO SATISFY ITS LIQUIDITY NEEDS, THE COMPANY'S ABILITY TO MEET ITS REVENUE TARGETS AND MEET CLIENT EXPECTATIONS RELATED TO COMMITTED REVENUES, THE COMPANY'S ABILITY TO MANAGE EXPENSES IN LINE WITH REVENUE AND ALL FACTORS THAT CONTRIBUTE TO MEETING SUCH GOALS, THE COMPANY'S ABILITY TO ATTAIN PROFITABILITY AND POSITIVE CASH FLOW IN 2001, AND THOSE FACTORS IDENTIFIED IN PRIMIX SOLUTIONS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND ITS QUARTERLY REPORTS ON FORM 10-Q AND SUBSEQUENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

We urge investors and stockholders to read the following documents, when they become available, regarding the acquisition described above because they will contain important information: Primix's preliminary proxy statement and final proxy statement. These documents and amendments to these documents will be filed with the Securities and Exchange Commission and, once they are filed, they may be obtained for free at the SEC's web site at www.sec.gov. You may also obtain each of these documents for free when they are available from Primix by directing your request to Investor Relations at info@primix.com or Primix Solutions Inc., 311 Arsenal Street, Watertown, MA 02472, Attention: Investor Relations, telephone: (617) 923-6500. When available, the final proxy statement concerning the proposed transaction will be mailed to all of Primix's stockholders.

PRIMIX AND ITS DIRECTORS, OFFICERS AND OTHER EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM PRIMIX STOCKHOLDERS IN FAVOR OF THE PROPOSED TRANSACTION. INFORMATION REGARDING THE INTERESTS OF THE OFFICERS AND DIRECTORS OF PRIMIX IN THE PROPOSED TRANSACTION WILL BE SET FORTH IN THE PROXY STATEMENT, WHEN AVAILABLE.